UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 7, 2014
Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

16000 N. 80th Street, Suite E, Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(855) 324-6288
(Registrant’s telephone number, including area code)

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01           Entry into Material Definitive Agreement

Securities Purchase Agreement, Senior Convertible Note and Warrant

            On May 7, 2014 (the “Closing Date”), Echo Automotive, Inc., a Nevada corporation (the “Company”), entered into and consummated a securities purchase agreement dated as of the Closing Date (the “Purchase Agreement”) with 31 Group, LLC, a New York limited liability company (“31 Group”). Pursuant to the terms of the Purchase Agreement, 31 Group purchased from the Company on the Closing Date (i) a senior convertible note with an initial principal amount of $624,000 (the “Convertible Note”) and (ii) a warrant to acquire up 4,500,000 shares of the Company’s common stock (the “Warrant”), for a total purchase price of $400,000. The Convertible Note was issued with an original issue discount of approximately 35.89% .

            $75,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Company has properly filed the Registration Statement (defined below) with the Securities and Exchange Commission (“SEC”) on or prior to the Filing Deadline (defined below) covering the resale by 31 Group of the shares of Common Stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date. Moreover, $125,000 of the outstanding principal amount of the Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Registration Statement has been declared effective by the SEC on or prior to the Effectiveness Deadline (defined below) and the prospectus contained therein is available for use by 31 Group for the resale by 31 Group of the shares of Common Stock issued or issuable upon conversion of the Convertible Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

            The Convertible Note matures on May 7, 2016 (subject to extension as provided in the Convertible Note) and, in addition to the approximately 35.89% original issue discount, accrues interest at the rate of 8.0% per annum. The Convertible Note is convertible at any time after the earlier of the date that the Registration Statement (defined below) is declared effective or November 7, 2014, in whole or in part, at 31 Group’s option into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) trade prices of the Common Stock during the 10 consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.15 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Warrant entitles 31 Group to purchase up to 4,500,000 shares of Common Stock at any time for a period of five years from the Closing Date at an initial exercise price of $0.1807 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

            At no time will 31 Group be entitled to convert any portion of the Convertible Note or exercise any portion of the Warrant to the extent that after such conversion or exercise, 31 Group (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date (the “Maximum Percentage”). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of 31 Group upon at least 61 days’ prior notice to the Company, or lowered to any other percentage, at the option of 31 Group, at any time.

            The Convertible Note includes customary event of default provisions. Upon the occurrence of an event of default, 31 Group may require the Company to redeem all or any portion of the Convertible Note at a price equal to (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

            The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Convertible Note in cash at a price equal to 135% of the total amount of such Convertible Note then outstanding. If at any time after the Closing Date, (i) the Closing Bid Price (as defined in the Warrant) of the Common Stock is equal to or greater than $0.27105 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions) for a period of 30 consecutive trading days (the “Measuring Period”), (ii) no Equity Conditions Failure (as defined in the Warrant) shall have occurred, and (iii) the aggregate dollar trading volume of the Common Stock for each trading day during the Measuring Period exceeds $250,000 per day, then the Company shall have the right to purchase the entire then-remaining portion of the Warrant at a price equal to the Closing Bid Price of the Common Stock as of the trading day immediately prior to the date of the notice of redemption.

            The Company agreed to pay up to $50,000 of reasonable attorneys’ fees and expenses incurred by 31 Group in connection with the transaction.

            The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of 31 Group and its affiliates in the event that 31 Group incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

            From the Closing Date until 180 days thereafter, the Company will not effect any offer or sale of any equity or debt securities of the Company, or any options or rights to purchase such securities (a “Subsequent Financing”), without first providing notice to 31Group of such Subsequent Financing and also providing 31 Group with the option to participate in such Subsequent Financing.

Registration Rights Agreement

            In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and 31 Group also entered into a registration rights agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the SEC to register the resale of the Common Stock into which the Convertible Note may be converted and for which the Warrant may be exercised, on or prior to June 6, 2014 (the “Filing Deadline”) and have it declared effective at the earlier of (i) the 105th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

            If at any time all of the shares of Common Stock underlying the Convertible Note and Warrant are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the shares of Common Stock underlying the Convertible Note and Warrant not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

            The Company also agreed, among other things, to indemnify 31 Group from certain liabilities and fees and expenses of 31 Group incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities. 31 Group has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by 31 Group to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

            The foregoing descriptions of the Purchase Agreement, the Convertible Note, the Warrant and the Registration Rights Agreement are qualified in their entirety by reference to the provisions of the Form of Convertible Note, the Form of Warrant, the Purchase Agreement, and the Registration Rights Agreement filed as exhibits 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K (the “Report”), respectively, which are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03           Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

            The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

Section 3 – Securities and Trading Markets

Item 3.02           Unregistered Sales of Equity Securities

            The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this Item.

            The issuance of the Convertible Note and Warrant to 31 Group under the Purchase Agreement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of 31 Group in the Purchase Agreement that 31 Group is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

            This Report is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01           Financial Statements and Exhibits

(d)           Exhibits

4.1	Form of Senior Convertible Note issued to 31 Group, LLC.

4.2	Form of Warrant issued to 31 Group, LLC.

10.1	Securities Purchase Agreement, dated as of May 7, 2014, by and between 31 Group, LLC and Echo Automotive, Inc.

10.2	Registration Rights Agreement, dated as of May 7, 2014, by and between 31 Group, LLC and Echo Automotive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC.
a Nevada corporation

Dated: May 9, 2014	By:	/s/ Patrick van den Bossche
Patrick van den Bossche
Chief Operating Officer